Exhibit 99.1

WILSHIRE BANCORP, INC.

CONTACT INFORMATION:

Alex Ko, EVP & CFO - (213) 427-6560

www.wilshirebank.com

For Immediate Release

Wilshire Bancorp Announces Adjustments to the Financial Results Reported for the Fourth Quarter and Full Year 2010

LOS ANGELES (March 16, 2011) – Wilshire Bancorp, Inc. (NASDAQ: WIBC), the holding company for Wilshire State Bank, announced today that the reported net loss available to common shareholders and certain financial information previously disclosed in its earnings release for the fourth quarter and full year 2010, dated January 24, 2011, differs from the reported net loss available to common shareholders and certain financial information in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission today, March 16, 2011.  The Company’s January 24, 2011 earnings release reported that the Company had recorded a provision for loan losses of $65.5 million and a net loss available to common shareholders of $30.0 million for the fourth quarter of 2010.  The Company also reported a provision for loan losses of $132.7 million and a net loss available to common shareholders of $28.1 million for the year ended 2010.  Since that time, the Company has received additional information regarding its loan portfolio and has determined that an additional $18.1 million provision for loan losses is required for the fourth quarter of 2010.  As a result of this adjustment, the Company’s net loss available to common shareholders for the fourth quarter of 2010 increased by $10.3 million, net of tax benefit, to $40.3 million and the Company’s net loss available to common shareholders for the year ended 2010 increased to $38.4 million.

For more information regarding the adjustment to the Company’s financial results reported for the fourth quarter and full year 2010, please refer to the Company’s 2010 Annual Report on Form 10-K on the Securities and Exchange Commission’s website at www.sec.gov or on the Investor Relations section of the Company’s website www.wilshirebank.com.

COMPANY INFORMATION

Headquartered in Los Angeles, Wilshire State Bank operates 24 branch offices in California, Texas, New Jersey and New York, and six loan production offices in Dallas, Houston, Atlanta, Denver, Annandale, Virginia, and Fort Lee, New Jersey, and is an SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. Wilshire Bancorp’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.

www.wilshirebank.com

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, loan production and sales, credit quality, the ability to expand net interest margin, the ability to continue to attract low-cost deposits, success of expansion efforts, competition in the marketplace and general economic conditions. Any financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in Wilshire Bancorp’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and are subject to change. Since management will only provide guidance at certain points during the year, Wilshire Bancorp will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.